                                                                    EXHIBIT 10.3





                          SOURCE SERVICES CORPORATION

                         EMPLOYEES' PROFIT SHARING PLAN










Amended and Restated Effective as of January 1, 1989, unless otherwise indicated

                               TABLE OF CONTENTS

                                                                         Page
ARTICLE 1      DEFINITIONS AND CONSTRUCTION   . . . . . . . . . . . . .    1

ARTICLE 2      ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . .    8

ARTICLE 3      EMPLOYER CONTRIBUTIONS   . . . . . . . . . . . . . . . .    9

ARTICLE 4      PARTICIPANTS' ACCOUNTS AND ALLOCATION
               OF TRUST INCOME OR LOSS    . . . . . . . . . . . . . . .   10

ARTICLE 5      ALLOCATION OF CONTRIBUTIONS AND FORFEITURES    . . . . .   12

ARTICLE 6      VESTING    . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 7      DISTRIBUTION OF BENEFITS   . . . . . . . . . . . . . . .   20

ARTICLE 8      WITHDRAWALS AND INVESTMENT DIVERSIFICATION   . . . . . .   31

ARTICLE 9      BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE 10     DESIGNATION OF NAMED FIDUCIARY
               APPOINTMENT OF INVESTMENT MANAGER  . . . . . . . . . . .   37

ARTICLE 11     TRUST FUND AND TRUSTEE   . . . . . . . . . . . . . . . .   42

ARTICLE 12     AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . .   44

ARTICLE 13     ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE 14     CLAIMS PROCEDURE   . . . . . . . . . . . . . . . . . . .   47

ARTICLE 15     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .   50

ARTICLE 16     ALTERNATE VESTING SCHEDULE   . . . . . . . . . . . . . .   51

ARTICLE 17     TOP HEAVY PROVISIONS   . . . . . . . . . . . . . . . . .   54

                          SOURCE SERVICES CORPORATION

                         EMPLOYEES' PROFIT SHARING PLAN

         SOURCE SERVICES CORPORATION, a Delaware corporation ("Source-Delaware") maintains the SOURCE SERVICES CORPORATION Employees' Profit Sharing Plan for the purpose of (a) enabling eligible employees to share in the Employer's profits, (b) permitting eligible employees to acquire capital ownership in SOURCE SERVICES CORPORATION through the contribution of stock of Source-Delaware to the Plan and the investment of cash contributions to the Plan in such stock, and (c) providing employees with an opportunity to accumulate funds for their retirement or disability or for the payment of death benefits for their dependents and beneficiaries. Source-Delaware hereby adopts this amended and restated Plan effective January 1, 1989, except as otherwise expressly provided herein. This Plan is intended to be a profit sharing plan which is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

         1.1 The following words and phrases as used in this Plan shall have the following meanings unless a different meaning is clearly required by the context:

                 (a) "Beneficiary" shall mean the person or persons entitled under the provisions of this Plan to receive benefits after the death of a Participant.

                 (b) "Board" shall mean the Board of Directors of Source-Delaware.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (d)      (i)     "Compensation" shall mean all compensation
paid or payable in the Fiscal Year in question in cash or in kind by the Employer by reason of services performed by an Employee during any period which is included in the Employee's federal gross income for federal income tax purposes for the Fiscal Year excluding reimbursements and allowances for moving expenses. If the Employer has adopted a cafeteria plan under section 125 of the Code, "Compensation" shall include any amount contributed by the Employer to such Plan and which is not includable in the Employee's gross income under section 125 of the Code.

                          (ii)    "Compensation" shall not include Compensation
paid to any Employee prior to the time the Employee becomes a Participant in the Plan, or any amounts contributed by the Employer for or on account of any Employee under the Plan. For purposes of determining contributions or allocations under the Plan, Compensation shall not exceed the dollar limit established under section 401(a)(17) of the Code (or such higher amount as may be permitted under Treasury Regulations promulgated thereunder).

                 (e) "Deferral Period" shall mean with respect to a Quota or Professional Employee who terminates employment prior to attaining his or her Normal Retirement Date for reasons other than death or Total Disability, the period beginning with the date such Employee terminates employment and ending on the third anniversary thereof or the date such Employee dies, incurs a Total Disability or attains his or her Normal Retirement Date, whichever is earlier.

                 (f) "Effective Date" of this amended and restated Plan shall mean January 1, 1989.

                 (g) "Eligible Employee" shall mean every Employee except the following:

                          (i)     Any Employee who is deemed to be an Employee
of the Employer because such individual is a leased Employee pursuant to section 414(n) of the Code;

                          (ii)    An Employee who is a member of a collective
bargaining unit and who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under the Plan;

                          (iii)   An Employee who is a non-resident alien and
who receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

                          (iv)    Prior to January 1, 1990 an employee who is
contracted out on a substantially full- time basis to clients of the Employer.

                 (h) "Eligibility Computation Period" shall mean the twelve (12) consecutive month period beginning on the date on which the Employee first performs an Hour of Service for the Employer and on successive anniversaries thereof.

                 (i) "Employee" shall mean a person currently employed by the Employer any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the employer.

                 (j) "Employer" shall mean Source-Delaware and each and every wholly-owned subsidiary thereof.

                 (k) "Entry Date" shall mean: (i) for Employees hired on or after January 1, 1990 but before January 1, 1992, January 1 and July 1 of each year; and (ii) for Employees hired on or after January 1, 1992, the date next following the completion of an Eligibility Computation Period and successive anniversaries thereof or such other date as may be required by regulation.

                 (l) "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

                 (m) "Fiscal Year" shall mean the fiscal year adopted by the Plan and Trust which shall correspond with the fiscal year of the Employer which is presently from January 1 through December 31.

                 (n) "Hour of Service" shall mean each hour for which an Employee is directly, or indirectly, paid or entitled to payment by the Employer, or for which back pay has been awarded or agreed to by the Employer for the performance of duties during the applicable computation period. An Hour of Service shall mean each hour for which an Employee is paid (directly or indirectly) by his or her Employer for reasons (such as vacation, sickness, or disability) other than for the performance of duties during the applicable computations period, or on which the Employee is on Employer-approved leave of absence or absence while serving in the Armed Forces of the United States in time of war or emergency or as the result of compulsory military service law. Notwithstanding the foregoing, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single
continuous period in which the Employee performs no duties.   Hours of Service
for which no duties are performed shall be credited in accordance with the Department of Labor Regulations section 2580.200b-2(b) and (c).

         For purposes of determining Hours of Service under the Plan for hourly paid Employees, actual Hours of Service shall be credited in accordance with the provisions set forth above. For purposes of determining Hours of Service under the Plan for non-hourly paid Employees, such Employees shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee has at least one (1) Hour of Service as defined above.

                 (o) "Named Fiduciary for Administration" shall mean the person or entity designated as such fiduciary pursuant to the provisions of
Article 10.

                 (p) "Named Fiduciary for Investments" shall mean the person or entity designated as such fiduciary pursuant to the provisions of
Article 10.

                 (q) "Normal Retirement Date" shall mean the first day of the month during which the Participant attains age fifty-five years.

                 (r)      "One Year Break in Service" shall mean:

                          (i)     A Vesting Computation Period during which a
Participant is credited with 500 Hours of Service or less. For all purposes hereunder, the One Year Break in Service shall be deemed to have occurred as of the last day of the computation period in which such One Year Break in Service occurred.

                          (ii)    If a Participant is absent from work for any
period by reason of pregnancy, the birth of a child of the Participant, or the placement of a child with the Participant in connection with the adoption of such child by such Participant or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Participant shall not be treated as having incurred a One Year Break in Service in the Vesting Computation Period in which such absence begins. However, if the Participant would not otherwise have suffered a One Year Break In Service during the Vesting Computation Period in which the absence begins, the Participant shall not be treated as having incurred a One Year Break in Service the immediately following Vesting Computation Period. The Employer may require, as a condition of receiving the credit provided by this Article 1.1(p)(ii), that such Participant furnish timely information to establish that the absence from work is for reasons referred to above and the number of days for which there was such an absence.

                 (s) "One Year of Service For Eligibility Purposes" shall mean an Eligibility Computation Period during which the Employee is credited with not less than 1,000 Hours of Service.

                 (t) "Participant" shall mean any Employee who has become a participant in this Plan in accordance with the provisions of Article 2 and whose participation has not terminated. The term Participant shall include both "Active Participants" and "Inactive Participants." An "Active Participant" shall mean a Participant whose active employment with the Employer has not terminated. An "Inactive Participant" shall mean any Participant, other than an Active Participant, who has any vested accounts which have not yet been distributed from the Plan.

                 (u) "Plan" shall mean the Employees' Profit Sharing Plan set forth herein and any amendments hereto.

                 (v) "Quota or Professional Employee" effective January 1, 1993 shall mean any employee who is classified as a quota, professional or management employee under objective guidelines promulgated by the Named Fiduciary for Administration.

                 (w) "SSC Stock" shall mean shares of any class of stock, preferred or common, voting or non-voting, issued by Source-Delaware.

                 (x) "Total Disability" shall mean the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his or her usual duties for the Employer. Disability shall be determined by the Employer in its sole discretion, after consideration of such evidence as it may require, including reports of such physician or physicians as it may designate.

                 (y) "Trust" shall mean the legal entity created by the Trust Agreement as part of the Plan.

                 (z) "Trust Agreement" shall mean the Source Services Corporation Employees' Stock Bonus Trust Agreement adopted December 23, 1975, as amended from time to time.

                 (aa) "Trustee" shall mean the original Trustee named in the Trust Agreement and any duly appointed successor.

                 (bb) "Trust Fund" shall mean all property and income held by the Trustee under the Trust Agreement.

                 (cc) "Valuation Date" shall mean the last day of the Fiscal Year and such other date(s) as the Named Fiduciary for Administration shall specify.

                 (dd)     "Vesting Computation Period" shall mean the twelve
(12) consecutive month period beginning on the date on which the Employee first performs an Hour of Service for the Employer and on successive anniversaries thereof.

                 (ee) "Year of Service for Vesting Purposes" shall mean a Vesting Computation Period during which an Employee is credited with not less than 1,000 Hours of Service.

         1.2 All matters respecting the validity, effect, interpretation and administration of the Plan shall be determined in accordance with ERISA, and to the extent allowed by ERISA, in accordance with the laws of the State of Delaware; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan within the meaning of the Code and ERISA, or corresponding provisions of subsequent federal revenue laws.

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION

         2.1 Each Employee who is a Participant in the Plan which is amended hereby shall continue to be a Participant in the Plan as amended, subject to the terms and conditions of this Plan.

         2.2 Each Employee who commences employment as an Eligible Employee prior to January 1, 1990, and who is credited with at least 501 Hours of Service during his or her Eligibility Computation Period shall become a Participant as of the Entry Date next preceding the date he or she first completes 501 Hours of Service.

         2.3 Each Employee who commences employment on or after January 1, 1990, shall become a Participant as of the Entry Date coinciding with or next following the completion of One Year of Service for Eligibility Purposes, provided such Employee qualifies as an "Eligible Employee" on such Entry Date and is still employed on such Entry Date.

         2.4 An employee who has satisfied the service requirements for participation in the Plan but who is not an Eligible Employee on the date which would (except for the fact such Employee is not an Eligible Employee) be such Employee's Entry Date shall become a Participant on the date the Employee becomes an Eligible Employee.

         2.5 Active Participation in the Plan continues until a Participant terminates his or her employment by reason of normal or deferred retirement, death or Total Disability or for any other reason. Thereupon, the Participant shall become an Inactive Participant until all vested amounts credited to his or her account(s) have been paid in full.

         2.6 Any Employee who was previously a Participant in the Plan and whose employment has terminated and who is subsequently rehired shall become a Participant on the first day on which he or she resumes employment.

                                   ARTICLE 3

                             EMPLOYER CONTRIBUTIONS

         3.1 For each Fiscal Year, the Employer shall contribute to the Trust such amount as may be required to fund any restorations required under
Article 6.4 by reason of repayments made during the Fiscal Year. In addition, for each Fiscal Year the Employer shall contribute to the Trust from its net profits for such year, or its accumulated earnings and profits, such amount as shall be determined by the Board, in its sole discretion.

         3.2 The Employer's contribution for any Fiscal Year may, at the discretion of the Employer, be paid in cash or in SSC Stock and shall be paid to the Trustee in one or more installments not later than the final date for filing the Employer's Federal Income Tax Return or within such other period as may be provided for in section 404(a)(6) of the Code.

         3.3 As used in Article 3.1, the term "net profits" of the Employer for any year means its net income or profits for such year determined by the Employer upon the basis of its books of account in accordance with its normal accounting practices, without any deduction for federal taxes based upon income or for contributions made by the Employer under this Plan.

                                   ARTICLE 4

                           PARTICIPANTS' ACCOUNTS AND
                       ALLOCATION OF TRUST INCOME OR LOSS

         4.1 There shall be opened and maintained, as required, the following separate accounts for each Participant in which shall be recorded the amounts allocated thereto as provided in Articles 4 and 5, any distributions therefrom, and such other information as affects the value of such accounts.

                 (a) Company Stock Account. A Company Stock Account shall be established for each Participant. Each Participant's Company Stock Account shall be credited as of the Valuation Date with such Participant's allocable share of SSC Stock acquired by the Trust, with such Participant's allocable share of rights, warrants or options with respect to SSC Stock received by the Trust, and with such Participant's allocable share of stock dividends on SSC Stock held by the Trust. Each Participant's Company Stock Account shall be debited for all shares of SSC Stock allocated to such Participant's Company Stock Account which are sold in a tender offer by the Trust or the Employer as provided in Article 7.

                 (b) Other Investments Account. An Other Investments Account shall be established for each Participant. Each Participant's Other Investments Account will be credited (or debited) as of the Valuation Date with such Participant's share of the net income or losses of the Participant's Other Investments Accounts pursuant to the provisions of Article 4.3(a) and with cash dividends on SSC Stock held by the Trust pursuant to the provisions of Article 4.3(b). The Participants' Other Investments

Accounts shall also be credited with Employer contributions in cash made during the Fiscal Year, in accordance with the allocation formula set forth in Article
5. The Participants' Other Investments Accounts will be debited for any cash payments to purchase SSC Stock. Each Participant's Other Investments Account shall be credited with such Participant's allocable share of the proceeds received from the sale of rights, warrants, and options on SSC Stock held by the Trust and with the proceeds received from the sale of any SSC Stock allocated to such Participant's Company Stock Account.

         4.2 As soon as practicable after the end of each Fiscal Year, or such other period as the Named Fiduciary for Administration may determine, each Active Participant shall be furnished with a statement of his or her accounts, as determined as of the last day of the Fiscal Year or such other period. Accountings to Participants are for accounting purposes only and no allocations, valuations or other Participant accounting shall vest any right or title in any part of the Trust Fund, except as is specifically provided in
Article 6, nor require any segregation of Trust Assets, except as is specifically provided in Articles 7.4(g) and 8.3.

         4.3 As of each Valuation Date (or, if any Valuation Date falls on a non-business day, the next preceding business day) and prior to any allocation of contributions and forfeitures to be made as of such date, the Trustee shall determine the fair market value of the assets of the Trust Fund.

                 (a) Allocation of Net Income and Loss of Other Investments Accounts. Based on such determination, a determination shall be made of the amount of the net income or loss of the Participants' Other Investments Accounts since the next preceding Valuation Date. The net income or loss of such accounts shall include the increase or decrease of the fair market value of the assets in such accounts, and interest, dividends and other income and expenses attributable to assets in such accounts since the next preceding

Valuation Date, except, however, that net income or loss of such accounts shall not include cash or stock dividends on SSC Stock held in Participants' Company Stock Accounts. The Committee shall allocate the net income or loss of the Participants' Other Investments Accounts to such accounts in proportion to the value of each such account at the next preceding Valuation Date, except that the income or loss from an investment option shall be allocated to the accounts of Participants who participate in such investment option on a segregated basis.

                 (b) Cash Dividends on SSC Stock. Cash dividends on shares of SSC Stock which have been allocated to Participants' Company Stock Accounts shall be credited to the respective Participants' Other Investments Accounts.

         4.4 For purposes of the valuation required in Article 4.3, the Committee shall adopt such procedures as it considers equitable to establish a proportionate crediting of the allocations described in Article 4.3 to those portions of Participants' accounts which have been contributed in the interim period since the next preceding Valuation Date.

                                   ARTICLE 5
                  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

         5.1 Amounts contributed by the Employer for any Fiscal Year (other than the amount of contributions necessary to fund the restorations required by
Article 6.4) and
the allocable forfeitures described in Article 6 shall be allocated to the accounts of Participants who qualify to share in the allocation for the year pursuant to Article 5.2, in the proportion that the Participant's Compensation bears to the Compensation for all such Participants during the Fiscal Year.

         5.2 Any Participant who (i) (a) completes at least 501 Hours of Service during the Fiscal Year excluding Hours of Service performed prior to becoming a Participant in the Plan, and (b) for purposes of allocating forfeitures only, is still an Employee on the last day of the Fiscal Year, or
(ii) who has died, retired, or terminated employment on account of Total Disability shall be considered a Participant eligible to share for such year in the allocations described in Article 5.1 to the extent of his or her Compensation during such Fiscal Year.

         5.3 Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions (as defined below) to a Participant's account for any Fiscal Year shall not exceed the lesser of Thirty Thousand Dollars ($30,000) (or if greater, 25% of the dollar limitation in effect under section 415(b)(1)(A) of the Code (the "Maximum Dollar Amount") or 25% of the Participant's compensation from the Employer for the year as determined pursuant to Article 5.4(b). Notwithstanding the previous sentence, the Maximum Dollar Amount limitation shall not apply either to any contribution for medical benefits (within the meaning of section 419(f)(2) of the Code) after separation from service which is treated as an Annual Addition or to any amount treated as an Annual Addition under section 415(1)(1) of the Code.

         5.4     For purposes of Article 5.3:

                 (a) the term Annual Additions shall mean for any Fiscal Year the aggregate of amounts credited to a Participant's account from Employer contributions and allocable forfeitures (except that restorations made pursuant to Article 6.4 shall not be included in a Participant's Annual Additions), and a Participant's contributions and amounts described in section 415(1) and section 419A(d)(2) of the Code. If the Employer is contributing to another defined contribution plan, as defined in section 414(i) of the Code, for Employees of the Employer, some or all of whom may be Participants of this Plan, then any such Participant's Annual Additions in such other plan shall be aggregated with such Participant's Annual Additions derived from this Plan for purposes of the limitation in Article 5.3.

                 (b) The term "compensation" as used in this Article 5.4 shall mean for any Fiscal Year all wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) paid in cash or in kind to a Participant during such Plan Year and excluding all Excluded Items. For purposes of determining contributions or allocations under the Plan, "compensation" shall not exceed the dollar limit established under section 401(a)(17) of the Code or such higher amount as may be permitted under Treasury Regulations promulgated thereunder.

                 (c) For the purposes of Article 5.4(b) above, "Excluded Items" shall mean:

                          (i)     Contributions made by the Employer to a plan
of deferred compensation to the extent that, before the application of the Code's section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension plan described in section 408(k) of the Code are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under section 219(b)(7) of the Code. Additionally, any distributions from a plan of deferred compensation are not considered as compensation for purposes of section 415 of the Code, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation for purposes of section 415 of the Code in the Fiscal Year such amounts are includable in the gross income of the Employee.

                          (ii)    Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see section 83 of the Code and the Regulations thereunder).

                          (iii)   Amounts realized from the sale, exchange or
other disposition of stock acquired under a qualified stock option.

                          (iv)    Other amounts which receive special tax
benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the employee).

         5.5 If a Participant of this Plan is also a Participant in a defined benefit plan, as defined in section 414(j) of the Code, to which contributions are made by the Employer, then in addition to the limitation contained in Article 5.3, such Participant shall be subject to the following limitation:

                 (a) The sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0;

                 (b) For purposes of Article 5.5(a), the defined benefit plan fraction for any year is a fraction (determined as of the close of the year), the numerator of which is the projected annual benefit of the Participant under the Plan, and the denominator of which is lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code of the Plan's Fiscal Year or (ii) 1.4 multiplied by the amount actuarially determined to equal the maximum benefit allowable for the Participant under section 415(b)(1)(B) of the Code; the defined contribution plan fraction is a fraction the numerator of which is the total Annual Additions allocated to the Participant's account as of the close of the Fiscal Year and determined for such year and for each prior year of service with the Employer and the denominator of which is the sum of the lesser of the product of 1.25, multiplied by the Maximum Dollar Amount for each such year or the product of 1.4, multiplied by twenty-five percent (25%) of the Participant's compensation for each such year.

         5.6 If the Annual Additions to a Participant's account would exceed the limitations described in Article 5.3 and Article 5.5, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other defined contribution plan referred to in Article 5.4 shall be reduced until the applicable limitation is satisfied by reducing the aggregate amount in the following order of priority:

                 (a) Refund of any contributions made by the Participant to this Plan which would be included in the Annual Additions.

                 (b) Refund of any contributions made by the Participant to any other defined contribution plan which would be aggregated with the Annual Additions to this Plan pursuant to Article 5.4.

                 (c) Reduction in the Participant's allocation under this Plan for the Fiscal Year in which the excess arises. The reduction shall be treated as a forfeiture and shall be allocated in accordance with Article 5.1 to the accounts of Participants who are not affected by this limitation.

         5.7 If the Annual Additions to any Participant's account would exceed the limitation described in Article 5.3 and Article 5.5 despite the application of Article 5.6, such excess amount shall be held in an unallocated suspense account to be allocated to the Participant's accounts in succeeding Fiscal Years in accordance with Article 5.1 to the extent permissible under this Article 5. No profits or losses attributable to the assets of the Trust may be allocated to this suspense account. Until all amounts held in the suspense account are allocated, the Employer shall make no contributions under this Plan.

         5.8 For the purpose of Articles 5.3-5.7, the term "Employer" shall include all other corporations which are members of the same controlled group as the Employer determined under section 1563(a) of the Code (without regard to section 1563(a)(4) and 1563(e)(3)(C)), but by substituting 50% for 80% when it appears in that section.

                                   ARTICLE 6

                                    VESTING

         6.1 The full amount credited to a Participant's accounts shall be deemed vested in himself or herself on his or her Normal Retirement Date, death or Total Disability which occurs while he or she is an Active Participant in the Plan. Any amount credited to a Participant's account with respect to the Employer's contribution for the Fiscal Year in which such Participant's employment terminates on or after one of the reasons enumerated in the foregoing sentence shall also be completely vested at the time of such contribution.

         6.2     (a)      Effective as of January 1, 1990, except as otherwise
provided in Articles 6.1 and 16, the accounts of each Participant who first commenced employment on or after January 1, 1990, shall vest in accordance with the following schedule:

                 Years of Service
                 For Vesting Purposes              Percentage Vested
                 --------------------              -----------------
                 less than 2                                0%
                           2                               10%
                           3                               30%
                           4                               60%
                           5 or more                      100%

                 (b) Except as otherwise provided in Articles 6.1 and 16, the accounts of a Participant who first commenced employment prior to January 1, 1990, shall vest in accordance with the following schedule:

                 Years of Service
                 For Vesting Purposes              Percentage Vested
                 --------------------              -----------------
                          1                                10%
                          2                                60%
                          3                                80%
                          4                               100%

                 (c)      Notwithstanding the provisions of Article 6.2(a) and
(b), above, the accounts of a Participant whose employment terminated prior to July 8, 1983, shall vest in accordance with the provisions of the Plan which were in effect at the time of such Participant's termination of employment.

         6.3 In the event a Participant terminates employment when such Participant is less than 100% vested, the portion of such Participant's account which is not vested shall be provisionally forfeited. Forfeitures shall be added to the Employer's contribution made with respect to the Fiscal Year in which the forfeitures occur and shall be allocated in accordance with the provisions of Article 5.1.

         6.4     (a)      If the Participant is re-employed before he or she
has five (5) consecutive One Year Breaks in Service, and, in the case of a Participant who has received a distribution of his or her vested interest, if the Participant repays the full amount of his or her distribution within a period of two (2) years from the Participant's re-employment commencement date, the full amount of the Participant's forfeiture unadjusted for any gains or losses, shall be restored to the Participant's accounts. Restorations required under this Article 6.4 shall be made out of the Employer contributions made with respect to the Fiscal Year in which such restoration is required to be credited as follows:

                          (i)     In the event a Participant did not receive a
distribution of his or her vested interest, the restored forfeiture and such undistributed vested interest shall be credited to the Participant's accounts as of his or her re-employment date.

                          (ii)    In the event the Participant did receive a
distribution of his or her vested interest and such distribution was repaid by the Participant pursuant to Article 6.4(a), the restored forfeiture shall be credited to the Participant's accounts as of the date all such distributions are repaid.

                 (c) If the Plan is terminated, all rights to forfeiture restoration shall lapse as to persons who have not resumed employment before Plan termination.

                 (d) For purposes of this Article 6.4, a One Year Break in Service incurred prior to the Fiscal year beginning in 1985 shall be treated as five (5) consecutive One Year Breaks in Service.

         6.5 In determining the period of service under the Plan for the purpose of determining a Participant's vested percentage under Article 6.2, all of the Participant's Years of Service with the Employer shall be taken into account.

         6.6 Notwithstanding any other provision of this Plan, in the case of a Participant who has five (5) consecutive One Year Breaks in Service, Years of Service thereafter shall not be taken into account for purposes of determining the vested portion of the Participant's accounts derived from Employer contributions which accrued before such five (5) consecutive One Year Breaks in Service.

                                   ARTICLE 7

                            DISTRIBUTION OF BENEFITS

         7.1 When a Participant's employment is terminated, the vested amount credited to his or her Other Investments and Company Stock Accounts shall be determined based on the value of such accounts as of the Valuation Date coincident with or next following such termination of employment, plus any contributions subsequently credited thereto and less any distributions subsequently made therefrom, and the benefits provided by the Plan shall be distributed as provided in this Article 7.

         7.2     (a)      Participants Who Are Not Quota or Professional
Employees. Distribution of the Participant's vested interest of a Participant who is not a Quota or Professional Employee shall be made as follows:

                          (i)     Method of Distribution.  Subject to the
provisions of Article 7.2(a)(iii), the vested interest of a Participant in his or her Company Stock Account shall be distributed entirely in shares of SSC Stock and the Participant's vested interest in his or her Other Investments Account shall be distributed in cash.

                          (ii)    Time of Distribution.  Subject to the
provisions of Article 7.3, the vested accounts of Participants other than Quota or Professional Employees will be distributed within 120 days after the end of the Fiscal Year in which such Participant terminates employment.

                          (iii)   Tender of Company Stock.  The vested shares
of such a Participant's Company Stock Account shall be automatically tendered at the earliest tender offer by the Trust and/or the Employer following the last day of the Fiscal Year in which such a Participant terminated employment with the Employer. However, if such a Participant terminated employment with the Employer prior to January 1, 1990, and had at least five (5) Years of Service for Vesting Purposes as of the date of termination of employment with the Employer, the vested interest of such Participant in his or her Company Stock Account shall be tendered as provided in this Article 7.2(a)(iii) only with such Participant's consent.

                 (b) Quota or Professional Employees. Distribution of the vested accounts of a Quota or Professional Employee who terminates employment will be as follows:

                          (i)     Method of Distribution.  The vested interest
of a Participant in his or her Company Stock Account shall be distributed entirely in shares of SSC Stock and the Participant's vested interest in his or her Other Investments Account shall be distributed in cash.

                          (ii)    Time of Distribution

                                  (A)      The distribution of the vested
account(s) of a Quota or Professional Employee whose employment terminates on or after January 1, 1990, shall be deferred for the Deferral Period.

                                  (B)      (I)     If a Quota or Professional
Employee competes with the Employer at any time during the Deferral Period, his or her vested accounts which have not previously been distributed will, except as provided in Article 7.3, be distributed no later than 60 days after the end of the Fiscal Year in which his or her Normal Retirement Date occurs or the date he or she terminates employment, whichever is later. For purposes of this
Article 7.2(b)(ii)(B)(I), the vested account of a terminated Quota or Professional Employee who has competed with the Employer during the Deferral Period shall be determined pursuant to the Alternate Vesting Schedule set forth in Article 16.1.

                                        (II)    A Quota or Professional
Employee will be considered to have competed if he or she works for a firm engaged, on a contingency, retainer or search basis, in the placement of accounting, financial, engineering or computer personnel in the United States or Canada as a partner, sole proprietor, shareholder, officer, director, employee or agent, or if he or she engages in any other placement activity or temporary activity in competition with the Employer. The determination as to whether a particular Quota or Professional Employee has competed with the Employer in a particular case shall be made consistently with the Administrative Committee Guidelines For Determining Competition that are attached to the Plan as Appendix "A", which guidelines shall constitute part of the Plan.
                                  (C)      In the event a Quota or Professional
Employee is rehired by the Employer at any time within the Deferral Period and if the rehired Employee did not compete with the Employer during such period, upon his or her rehire the Deferral Period shall be suspended and no amounts shall be distributed until such Employee's subsequent termination of employment and any such subsequent distributions shall be subject to the provisions of this Article 7. Upon such Employee's subsequent termination of employment, the distribution of all of such Employee's vested account(s) shall be deferred for the new Deferral Period which shall be reduced by the time he or she was absent from the Employer after his or her previous termination from employment. In no event, however, shall the New Deferral Period be reduced to less than 1 year.

                                        (D)      The vested accounts which have
not previously been distributed of a terminated Quota or Professional Employee who does not compete with the Employer during the Deferral Period will be distributed as soon as is administratively feasible following the end of the Deferral Period, subject, however, to the provisions of Article 7.2(b)(ii)(C) and Article 7.3.

                                        (E)      Notwithstanding the provisions
of Article 7.2(b)(ii)(A), the vested accounts (or a percentage thereof) of a terminated Quota or Professional Employee who terminated employment prior to January 1, 1990, and who has completed at least ten (10) Employment Years and who is fully vested under Article 16, may be distributed on account of separation from service prior to expiration of the Deferral Period if the Employee requests such earlier distribution.

                                                 (I)     The portion of the
terminated Quota or Professional Employee's accounts with respect to which early distribution may be requested shall be:

             Number of                   Amount Eligible
          Employment Years            for Early Distribution
          ----------------            ----------------------
            less than  10                             0%
                 10                                  25%
                 11                                  50%
                 12                                  75%
                 13                                 100%

                                        (II)    For purposes of this Article
7.2(b)(ii)(E), only, whether a Participant has completed ten (10) Employment Years shall be determined as provided under Article 8.2(c) and the Participant shall be credited with one additional Employment Year on each successive anniversary of his or her tenth (10th) Employment Year, regardless of whether he or she was actually employed after his or her tenth (10th) Employment Year.

                                        (III)   The distribution provisions set
forth in this Article 7.2(b)(ii)(E) do not supersede the noncompetition provisions set forth in Article 7.2(b)(ii)(B). Consequently, should a Quota or Professional Employee compete with the Employer during the Deferral Period, such Employee shall not be entitled to request any further early distribution pursuant to this Article 7.2(b)(ii)(E) and distribution of the balance remaining in such Quota or Professional Employee's accounts shall be deferred and distributed in accordance with the provisions of Article 7.2(b)(ii)(B).

         7.3 Notwithstanding any other provision of Article 7.2 to the contrary:

                 (a) Death and Disability. Distribution of the account of a Participant who becomes deceased or totally disabled will be made 120 days after the end of the Fiscal Year in which such Participant's death or Total Disability occurs.

                 (b) Normal Retirement. A Participant's vested accounts shall be distributed no later than 60 days after the end of the Fiscal Year in which the Participant attains the Normal Retirement Date or the date the Participant terminates employment, whichever is later.

                 (c) Required Distribution. Benefit payments to any Participant shall commence not later than the April 1 after the calendar year in which he or she attains age 70-1/2 years.

                 (d) Consent Required For Early Distribution. No distributions shall be made prior to the date on which the Participant attains age 62 without the Participant's prior written consent.

                 (e)      Direct Rollover of Eligible Rollover Distributions.

                          (i)     Notwithstanding any provision of the Plan to
the contrary that would otherwise limit a Distributee's election under this
Article 7.3(e), a Distributee may elect, at the time and in the manner prescribed by the Named Fiduciary for Administration, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                          (ii)    Definitions.

                                  (1)      Eligible Rollover Distribution.  An
Eligible Rollover Distribution is any distribution of all or any portion of the vested balance of the Distributee's accounts, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                  (2)      Eligible Retirement Plan.  An
Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or retirement annuity.

                                  (3)      Distributee.  For purposes of this
Article 7.3(e), a Distributee means a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                                  (4)      Direct Rollover.  A Direct Rollover
is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         7.4     Rules Regarding Accounts During Deferral.

                 (a) With respect to an Inactive Participant whose distribution has been deferred during the Deferral Period, the Named Fiduciary for Administration shall direct the Trustee to continue to maintain the Company Stock Account and Other Investments Account of such Inactive Participant. Such accounts shall continue as part of the Trust and be subject to all of the provisions thereof.

                 (b) If a Quota or Professional Employee whose accounts are subject to deferred distribution under Article 7.2(b)(ii)(A) has less than five (5) Years of Service for Vesting Purposes as of the date of termination of employment with the Employer, the entire vested interest in such Participant's Company Stock Account shall be automatically tendered at the earliest tender offer by the Trust and/or the Employer following the last day of the Fiscal Year in which such Employee terminated.

                 (c) If the vested accounts of any Quota or Professional Employee are subject to deferred distribution under Article 7.2(b)(ii)(A) and are not subject to the mandatory tender provided by Article 7.4(b), such terminated Quota or Professional Employee may direct the Trustee to tender such amount of the Employee's vested interest in his or her Company Stock Account in a tender offer made by the Trust and/or the Employer after the end of the Fiscal Year in which such Employee terminated employment and in subsequent years thereafter, as may be permitted in accordance with uniform and nondiscriminatory rules established by the Named Fiduciary for Administration.

                 (d) If a Quota or Professional Employee who terminates prior to January 1, 1990, is determined to have competed during the Deferral Period, such Participant shall have the opportunity to direct the Trustee to sell any vested shares in his or her Company Stock Account (determined after taking into account the provisions of Article 16.1) in the earliest tender offer made by the Trust and/or the Employer following the date such determination of competition was made and in subsequent years thereafter as may be permitted in accordance with uniform and non-discriminatory rules established by the Named Fiduciary for Administration and the distribution of proceeds of such sale will be deferred as set forth in
Article 7.2(b)(ii)(A), above.

                 (e) If a Quota or Professional Employee who terminates on or after January 1, 1990 is determined to have competed with the Employer during the Deferral Period, such Employee's vested interest in his or her Company Stock Account (determined after taking into account the provisions of Article 16.1) shall be automatically tendered at the earliest tender offer by the Trust and/or the Employer following the date such determination of competition was made.

                 (f) If the Trust and/or the Employer does not purchase all of the shares of SSC Stock initially tendered pursuant to Articles 7.4(b) and (e), above, the remaining shares of SSC Stock initially tendered shall be automatically tendered in each subsequent tender offer by the Trust and/or the Employer, until all of such shares of SSC Stock have been purchased.

                 (g) If the SSC Stock credited to a Participant is sold in a tender offer pursuant to the provisions of this Article 7.4, the proceeds from such sale will be allocated to the Participant's Other Investments Account and will be invested in such investment options as the Participant may elect as provided in Article 11.4.

         7.5 Any payment to any Participant, or to his or her legal representative or beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, or the Employer, any of whom may require such Participant, legal representative or Beneficiary as a condition precedent to such payment to execute a receipt therefor in such form as shall be determined by the Trustee or the Named Fiduciary for Administration, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or other Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust and the Employer does not assume any liability or responsibility therefor.

         7.6     (a)      A Participant or former Participant ("Distributee")
who receives shares of SSC Stock from the Plan on or after January 1, 1990, and any transferee of a Distributee ("Transferee") may not transfer or sell less than 500 shares of SSC Stock (or, if less, the total number of shares of SSC Stock owned by the Distributee or Transferee) in any single transaction.

                 (b)      The restriction on transfer set forth in subparagraph
(a) of Article 7.6 shall not apply to any sale or transfer to the Trust or to Source-Delaware.

         7.7 Shares of SSC Stock distributed to a Participant shall be subject to a right of first refusal providing that prior to any sale of such shares to a prospective buyer by the Participant, his or her beneficiary, spouse, next of kin or other heir or by any transferee of the foregoing (hereinafter collectively referred to in this Article 7.7 as the "Stockholders") such shares must first be offered to the Trust and then to Source-Delaware at the price which the prospective buyer is willing to pay as follows:

                 (a) Any Stockholder wishing to sell, assign, transfer, pledge or otherwise alienate any of the shares of SSC Stock shall first give written notice of any proposed transfer to the Trust and Source Delaware. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms of the offer made by a bona fide purchaser in writing.

                 (b) For thirty (30) days following receipt of such notice, the Trust and, to the extent the Trust elects not to exercise its right of first refusal, Source-Delaware, shall have the option to purchase all or any portion of the stock specified in the notice at the purchase price and on the terms of payment as set forth in the notice. In the event the Trust and/or Source-Delaware elects to purchase all or any portion of the stock, it shall give written notice to the Stockholder of its election, specifying the number of shares it elects to purchase.

                 (c) In the event the Trust and/or Source-Delaware elects to acquire some portion or all of the shares of the stock as specified in said Stockholder's notice, the Trustee and/or the Secretary of Source-Delaware shall so notify the Stockholder and settlement for said shares shall be made pursuant to the terms of the Stockholder's notice.

                 (d) In the event the Trust and/or Source-Delaware does not elect to acquire all of the shares of stock specified in the Stockholder's notice, the Stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Trust and Source-Delaware herein, transfer the shares specified in the Stockholder's notice elsewhere, provided that the sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Stockholder's notice, and provided further that such transferee shall purchase the shares subject to the right of first refusal set forth in this Article 7.7.

                 (e) This right of first refusal shall not apply to any sale or proposed sale by a Stockholder to the Trust or to Source-Delaware.
                                   ARTICLE 8

                   WITHDRAWALS AND INVESTMENT DIVERSIFICATION

         8.1 If a financial emergency arises from the sickness of an Active Participant or of his or her family, the Named Fiduciary for Administration, in its sole discretion and upon written application of such Participant, may permit the withdrawal by such Active Participant of a percentage or amount, specified by the Named Fiduciary for Administration, of the vested amount credited to the Active Participant's accounts.

         8.2     In addition to withdrawals for financial emergency pursuant to
Article 8.1, Active Participants may elect to withdraw amounts from their vested accounts subject to the following terms and conditions:

                 (a) Employees other than Quota or Professional Employees. Any Active Participant who is not a Quota or Professional Employee who has completed at least five Employment Years as defined in Article 8.2(c), below, and who is fully vested, may upon written request to the Named Fiduciary for Administration elect to withdraw up to the entire vested amount credited to such Active Participant's accounts.

                 (b) Quota or Professional Employees. Any Active Participant who is a Quota or Professional Employee and who has completed at least ten Employment Years as defined in Article 8.2(c), below, and who has completed five Years of Service for Vesting Purposes, may, upon written request to the Named Fiduciary for Administration, withdraw amounts from his or her vested accounts as follows:

                          (i)     On or after the completion of the tenth
(10th) Employment Year, the Active Participant may elect to withdraw up to 25% of the value of his or her vested accounts.

                          (ii)    On or after the completion of the eleventh
(11th) Employment Year, the Active Participant may elect to withdraw up to 33-1/3% of the value of his or her vested accounts or, if no previous withdrawals have been made pursuant to this Article 8.2(b), up to 50% of the value of the Active Participant's vested accounts, or such other percentage or amount as may be permitted under Article 8.2(b)(v).

                          (iii)   On or after the completion of the twelfth
(12th) Employment Year, the Active Participant may elect to withdraw up to fifty percent (50%) of the value of his or her vested accounts or, if no previous withdrawals have been made under this Article 8.2(b), up to 75% of the value of the Active Participant's vested accounts, or such other percentage or amount as may be permitted under Article 8.2(b)(v).

                          (iv)    On or after the completion of the thirteenth
(13th) Employment Year, the Active Participant may withdraw the entire value of his or her vested accounts which have not previously been withdrawn.

                          (v)     If an Active Participant elects under
subparagraphs (i), (ii) or (iii) of this Article 8.2(b) to withdraw a part but less than all of the percentage or amount the Active Participant is entitled to withdraw under such subparagraphs, then the Active

Participant may subsequently withdraw from his or her accounts such percentage or amount as the Named Fiduciary for Administration shall determine. In determining the percentage or amount which may be withdrawn under this subparagraph (v), the Named Fiduciary for Administration shall adjust the maximum percentage or amount which could be withdrawn under subparagraph (i),
(ii) or (iii) if no previous withdrawals had been made to reflect the partial withdrawals previously made. All adjustments made by Named Fiduciary for Administration hereunder shall be made in accordance with procedures uniformly applied to all Active Participants in a nondiscriminatory manner.

                 (c) For purposes of the withdrawal provisions contained in this Article 8.2 a Participant shall be credited with one Employment Year for each twelve months of employment (whether or not consecutive) of such Participant, determined as follows:

                          (i)     For purposes of determining the Participant's
employment, a Participant shall be credited for the time period commencing with his or her Employment Commencement Date and/or Reemployment Commencement Date and ending on his or her Employment Termination Date.

                          (ii)    Nonsuccessive periods of employment shall be
aggregated. Less than whole year periods of employment (whether or not consecutive) shall be aggregated on the basis that twelve (12) months of employment or 365 days of employment equal a whole year of service. Thirty
(30) days are deemed to be one (1) month in the case of aggregation of partial months.

                          (iii)   "Employment Commencement Date" shall mean the
date an Employee first performs an hour of service within the meaning of Department of Labor Regulation e 2530.200b-2(a) for the Employer.

                          (iv)    "Reemployment Commencement Date" shall mean
the first day on which a rehired Employee performs an hour of service within the meaning of Department of Labor Regulations e 2530.200b-2(a) for the Employer.

                          (v)     "Employment Termination Date" shall mean the
date on which an Employee quits, retires, is discharged, dies, commences an unpaid leave of absence, or goes on long-term disability or separates from service of the Employer for any other reason.

         (d) Rehired Quota or Professional Employees. A former Quota or Professional Employee Participant who has been determined to have competed within the meaning of Article 7.2(b)(ii)(A) after termination of employment and who is rehired by the Employer may, if otherwise eligible to make a withdrawal under the provisions of this Article 8.2, withdraw amounts attributable to his or her service with the Employer prior to such rehire and any earnings thereon only if such rehired Participant has completed at least three (3) years of continuous employment with the Employer measured from his or her Reemployment Commencement Date. Such rehired Participant may withdraw amounts attributable to his or her service with the Employer performed after his or her Reemployment Commencement Date in accordance with the provisions of this Article 8.2.

         8.3     (a)      In addition to or in lieu of the withdrawal rights
set forth in Article 8.2, any Active Participant who is entitled to make a withdrawal under Article 8.2, may, instead of such withdrawal or in addition to the withdrawal if less than the maximum amount subject to withdrawal has been withdrawn, elect in writing to diversify the investment of fifty percent (50%) of the amount which such Active Participant would be entitled to withdraw from his or her accounts under Article 8.2.

                 (b)      Upon making an election under the provisions of
Article 8.3(a), the number of SSC shares equal in value to the amount subject to diversification (rounded to the nearest whole share) shall be tendered in the earliest tender offer by the Trust and/or the Employer after the diversification election is filed. If the Trust and/or the Employer does not purchase all of the shares of SSC Stock initially tendered pursuant to this
Article 8.3(b), the remaining shares of SSC Stock shall be automatically tendered in each subsequent tender offer by the Trust and/or the Employer, until all of the shares of SSC Stock have been purchased.

                 (c)      The amount subject to diversification under this
Article 8.3 shall be credited to the Participant's Other Investments Account and shall be invested in such investment options as the Participant may direct as provided in Article 11.4.

         8.4 For purposes of determining the amount which any Active Participant is entitled to withdraw or diversify pursuant to the provisions of
Article 8.2 and 8.3 the value of an Active Participant's vested accounts shall be determined as of the Valuation Date coinciding with or next preceding the date of such Active Participant's request for withdrawal or diversification election, reduced by any distribution or withdrawal made subsequent thereto.

         8.5 No more than one withdrawal may be made under Article 8.2 in any Fiscal Year.

                                   ARTICLE 9

                                 BENEFICIARIES

         9.1 Each Participant shall have the right to designate on forms provided by the Named Fiduciary for Administration a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his or her death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries; provided, however, if the Participant is married at the time any such designation of Beneficiary is made and the Participant's surviving spouse is not the sole designated Beneficiary of the Participant, consent of such spouse must be given in writing with respect to such designation and witnessed by a notary public. This spousal consent requirement may be waived by the Employer if there is no spouse or the spouse cannot be located, or for such other reasons authorized in applicable Treasury Regulations.

         9.2 If, upon the death of a Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Named Fiduciary for Administration, the Named Fiduciary for Administration shall designate as the Beneficiary, in order of priority:

                 (a)      The surviving spouse;

                 (b)      Surviving children, including adopted children;

                 (c)      Surviving parents; or

                 (d) The Participant's estate; provided that at all times the Named Fiduciary for Administration shall have the right to designate as Beneficiary the Participant's estate irrespective of said order of priority.

                 (e) Notwithstanding the foregoing, if the Participant is married on the date of his or her death, the Employer shall designate the Participant's surviving spouse as the Participant's sole Beneficiary unless such surviving spouse consents in writing witnessed by a notary public to designation of another Beneficiary. This spousal consent requirement may be waived by the Employer if there is no spouse or the spouse cannot be located, or for such other reasons authorized in applicable Treasury Regulations.

                 (f) The determination of the Named Fiduciary for Administration as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

                                   ARTICLE 10

                         DESIGNATION OF NAMED FIDUCIARY
                       APPOINTMENT OF INVESTMENT MANAGER

         10.1 Source-Delaware is the Named Fiduciary for Administration of the Plan provided for by ERISA and shall have the authority to manage and control the operation and administration of the Plan.

         10.2 The Named Fiduciary for Administration shall have all powers necessary to enable it to administer the Plan in accordance with its provisions, including without limitation the following:

                 (a) Resolving all questions relating to the eligibility of Employees to become Participants;

                 (b) Determining the appropriate allocations to Participants' accounts pursuant to Article 4;

                 (c) Determining the amount of benefits payable to a Participant (or Beneficiary), and, subject to the provisions of the Plan, the time and manner in which such benefits are to be paid;

                 (d) Determining whether a Participant has competed with the Employer or has engaged in misappropriation and applying the Alternate Vesting Schedule under Article 16 if competition or misappropriation is determined to have occurred. The determination as to whether a particular Quota or Professional Employee has competed with the Employer in a particular case shall be made consistently with the Administrative Committee Guidelines For Determining Competition that are attached to the Plan as Appendix "A", which guidelines shall constitute part of the Plan.

                 (e) Authorizing and directing all disbursements from the Trust Fund by the Trustee;

                 (f) Establishing procedures in accordance with section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

                 (g) Engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

                 (h) Construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

                 (i) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

                 (j) Executing agreements and other documents on behalf of the Plan and Trust.

                 (k) Directing the Trustee in voting shares of SSC Stock held by the Trust, such direction to be in accordance with the Participants' directions to the extent required by Article 11.3 hereof.

         The Named Fiduciary for Administration shall perform its duties under the Plan solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Named Fiduciary for Administration under any of the provisions of the Plan shall be exercised only in accordance with rules and policies established by the Named Fiduciary for Administration which shall be applicable on a non-discriminatory basis. Subject to the provisions of Article 14, decisions of the Named Fiduciary for Administration shall be final and binding.

         10.3 The Named Fiduciary for Administration may employ such persons or organizations to render service or perform services with respect to the responsibilities of the Named Fiduciary for Administration under the Plan as it, in its sole discretion, determines to be necessary and appropriate. Such persons or organizations may include, without limitation, actuaries, attorneys, accountants and benefit, financial and administrative consultants. The Named Fiduciary for Administration shall pay such advisors such reasonable compensation as may be agreed upon from time to time and shall reimburse such advisors for reasonable expenses.

         10.4 Source-Delaware is the Named Fiduciary for Investments and shall have authority and responsibility with respect to control or management of the Plan assets provided for by ERISA. The Named Fiduciary for Investments shall have all powers necessary to enable it to manage the assets of the Plan, including without limitation, the following:

                 (a) Selecting, reviewing and retaining or changing any investment options offered under the Plan pursuant to Article 11.4;

                 (b) Reviewing the performance of the Trustee with respect to the Trustee's duties, responsibilities and obligations under the Plan and Trust Agreement;

                 (c) Subject to the provisions of Articles 7.4(g) and 8.3, directing the investments of the assets of the Trust and directing the Trustee in the segregation of the accounts of Active Participants where necessary and all other transactions in respect thereof;

                 (d) Communicating Participants' investment elections to the Trustee;

                 (e) Conducting any tender offer by the Plan or Trust to purchase shares of SSC Stock, and taking any and all actions which may be necessary or appropriate in connection therewith;

                 (f) Appointing (or removing) one or more Investment Managers as defined in ERISA to direct the investment and management of all or part of the assets of the Trust. Each Investment Manager shall have the power to manage, acquire and dispose of the part of the assets of the Trust designated by the Named Fiduciary for Investments.

         10.5    (a)      Effective January 1, 1993, Source-Delaware shall
discharge its duties as the Named Fiduciary for Administration through an Administrative Committee consisting of five (5) individuals to be appointed by and hold office at the pleasure of the Board of Source-Delaware. Vacancies in the Administrative Committee arising from death, resignation, removal or otherwise, shall be filled by the Board of Source-Delaware. Administrative Committee action will be by vote of a majority or such greater number as the members may specify from time to time at a meeting or in writing by the members without a meeting. A Committee member who is a Participant shall not vote on any questions relating specifically to himself or herself unless he or she is the sole member of the Committee. The Committee shall choose from its members a Chairman and a Secretary. The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee.

                 (b) In addition, Source-Delaware may, in its discretion, appoint an independent fiduciary to discharge any of its responsibilities as the Named Fiduciary for Investments or may delegate any such responsibilities to the Administrative Committee. Such independent fiduciary or delegation to the Administrative Committee shall be designated by the Board of Source-Delaware or by the President of Source-Delaware.

Any such appointment of an independent fiduciary or delegation to the Administrative Committee shall be in writing and shall clearly specify the actions for which such independent fiduciary is responsible or which have been delegated to the Administrative Committee. Any independent fiduciary appointed under this article shall accept the responsibilities delegated to him, her or it and shall acknowledge that he, she or it is a fiduciary of the Plan subject to the provisions of ERISA.

         10.6 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         10.7 Source-Delaware shall indemnify and hold harmless the members of the Board, the Administrative Committee and any other Employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. Source-Delaware shall have the obligation to conduct the defense of such persons in any proceeding to which this Article
10.7 applies. If any Board member, Administrative Committee member or any Employee covered by this indemnification clause of this Article 10.7 determines that the defense of Source-Delaware is inadequate, that member shall be entitled to retain separate legal counsel for his or her defense and Source-Delaware shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts. Source-Delaware may satisfy its obligation under this Article 10.7 in whole or in part, through the purchase of a policy or policies of insurance, but no insurer shall have any rights against the Plan arising out of this Article 10.7.

                                   ARTICLE 11

                             TRUST FUND AND TRUSTEE

         11.1 Contributions made by the Employer and all other assets of the Plan shall be held in Trust in accordance with the provisions of the Trust Agreement between the Employer and the said Trustee, which Trust Agreement is executed concurrently herewith and attached hereto and incorporated by reference herein as though set forth in full. The Trust Agreement may, from time to time, be amended in the manner therein provided.

         11.2 The Plan is established for the purposes, among others, of enabling Employees to share in the profits of the Employer and to acquire capital ownership in the Employer through the contribution of SSC Stock to the Plan and the investment of cash contributions to the Plan in SSC Stock. In the fulfillment of these purposes, and subject to the provisions hereinafter set forth, any assets of the Trust Fund, up to 100% thereof, may be invested in or used to acquire SSC Stock in such amounts and at such prices as the Named Fiduciary for Investments in its judgment shall deem appropriate; provided, however, the purchase of the SSC Stock to be acquired by the Trust shall be made at a price, or at prices, which do not exceed the fair market value of such shares of SSC Stock. The fair market value per share of the SSC Stock shall be determined by dividing the fair market value of SSC by the total number of shares issued and outstanding. For purposes of determining the fair market value of SSC, an independent appraiser shall be retained to value SSC which value shall be conclusive upon all parties interested herein. If the Named Fiduciary for Investments shall determine that there is no SSC Stock available for purchase, or that the purchase of SSC Stock would not be an appropriate investment under the circumstances prevailing or if the terms of the Plan provide that amounts allocated to Participants' accounts shall not be invested in shares of SSC Stock, the Named Fiduciary for Investments may direct the Trustee to otherwise invest funds of the Trust as permitted by the Trust Agreement.

         11.3 Each Participant whose accounts have not been distributed shall have the right to direct the Named Fiduciary for Administration as to the exercise of voting rights with respect to the vested shares of SSC Stock allocated to his or her Company Stock Account. For purposes of this Article 11.3, a Participant's vested shares of SSC Stock shall be equal to the number of such shares allocated to his or her Company Stock Account, multiplied by his or her vested percentage as determined under Article 6 or Article 16, as the case may be, as of the last day of the Fiscal Year which coincides with or next precedes the date on which such exercise of voting rights occurs, reduced by the number of shares of SSC Stock which have been distributed subsequent to such date and prior to the date on which such voting occurs. The Named Fiduciary for Administration shall direct the Trustee, or any person to whom the Trustee has given its proxy, to vote all vested shares of SSC Stock for which the Named Fiduciary for Administration has received directions from Participants as provided by this
Article 11.3, in accordance with such directions. The Named Fiduciary for Administration shall have the right to direct the Trustee as to how to vote (a) all vested shares of SSC Stock with respect to which the Named Fiduciary for Administration has not received from Participants directions given in accordance with such procedures and requirements as the Named Fiduciary for Administration may establish; and (b) all unvested shares of SSC Stock. The Named Fiduciary for Administration shall adopt such procedures as it deems reasonable and appropriate to solicit Participants' directions as to the manner in which vested shares allocated to the Participants' Company Stock Accounts shall be voted, provided that such procedures shall be uniformly applied to all Participants and shall be designed to give all Participants a fair opportunity to exercise the pass-through voting provided under this Article 11.3.

         11.4    (a)      The Named Fiduciary for Investments shall establish
investment options under the Plan, and may, in its sole discretion, add to or change the investment options from time to time. The Named Fiduciary for Investments shall notify Eligible Employees and Participants of such change in writing and such change shall be effective as of the date the Named Fiduciary for Investments shall designate in such written notice.

                 (b) The Named Fiduciary for Investments shall establish such rules and procedures by which a Participant may make or change his or her investment choice as it shall deem appropriate; provided, however, that such rules and procedures shall be communicated to Participants and shall be applied in a uniform and nondiscriminatory manner.

                                   ARTICLE 12

                           AMENDMENT AND TERMINATION

         12.1 The Employer reserves the right at any time or times to amend the Plan to any extent and in any manner that it may deem advisable by delivery to the Trustee of a certified copy of a Resolution of the Board of Source-Delaware making such amendment. Such power includes the right, without limitation, to make retroactive amendments referred to in section 401(b) of the Code. Upon delivery of such certified copy to the Trustee, the Plan and Trust Agreement shall be deemed to have been amended in the manner set forth herein, and the Employer, the Trustee, and all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound thereby; provided, however, that no amendment:

                 (a) Shall cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries;

                 (b) Shall change the duties or liabilities of the Trustee without its written assent to such amendment; or

                 (c) Shall retroactively reduce the benefits of any Participant or his or her Beneficiary accrued under the Plan by reason of contributions made by the Employer prior to the amendment except to the extent that such reduction is permitted by ERISA.

         All amendments to the Plan or Trust which are adopted by the Board shall be deemed adopted by the Board of Directors of any subsidiary corporations of Source-Delaware upon the acceptance of such amendments by the President and Secretary of such subsidiary corporations.

         12.2 The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions indefinitely, but the Employer shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue its contributions or terminate the Plan at any time without any liability whatsoever. In the event of the complete or partial termination of the Plan or complete discontinuance of further contributions hereunder, the full value of the accounts of all Participants shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

         12.3 Unless sooner terminated in accordance with Article 12.2, the Plan shall terminate:

                 (a) Upon the date specified in a written notice of the termination of the Plan and Trust, executed by the Employer and delivered to the Trustee; or

                 (b) Upon the adjudication of the Employer as a bankrupt or the execution of a general assignment by the Employer to or for the benefit of creditors or dissolution of the Employer; provided, however, that such bankruptcy, assignment or dissolution proceedings shall not terminate the Plan or Trust if the Employer continues to exist or if there exists a reorganized or successor corporation which expressly adopts this Plan and agrees in writing to continue the Plan and Trust; or

                 (c) Upon the complete accomplishment of all the purposes for which the Plan is created.

         However, the Trust shall continue until all Participants' accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

         12.4 Upon the termination of the Plan and Trust and after payment of all expenses of the Trust, the Trust assets and all Participants' accounts shall be valued according to the procedures provided in Article 4, and the Trustee shall distribute Participants' accounts as directed by the Employer in accordance with the provisions of Article 7.

                                   ARTICLE 13

                                  ASSIGNMENTS

         13.1 The interest herein, whether vested or not, of any Participant, or Beneficiary, shall not be subject to alienation, assignment, encumbrance, attachment, garnishment, execution, sequestration or other legal or equitable process, or transferability by operation of law in event of bankruptcy, insolvency or otherwise. This provision shall not apply to a qualified domestic relations order with respect to a

Participant as defined in section 401(a)(13) of the Code (as amended by the Retirement Equity Act of 1984) and Treasury Regulations promulgated thereunder.

                                   ARTICLE 14

                                CLAIMS PROCEDURE

         The procedure set forth below is intended to provide a means for a Participant or Beneficiary entitled to receive benefits under the Plan to request a review of the determination of such benefits as made by the Named Fiduciary for Administration, and is not intended as a process by which a Participant or Beneficiary may request an exception to the provisions of the Plan for such person's personal circumstances or any other reason.

         14.1 A Participant or Beneficiary entitled to receive benefits under the Plan need not file a request therefor. However, if the Participant or Beneficiary believes that his or her benefit has been incorrectly determined, he or she may make a written request for review of the determination previously made by the Named Fiduciary for Administration. The Named Fiduciary for Administration may require additional information if necessary to process the request. The Named Fiduciary for Administration shall review the request and shall render its decision within ninety (90) days from the date the request is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the request. If such an extension of time is required, written notice of the extension shall be furnished the person making the request within the initial ninety (90) day period, and the notice shall indicate the special circumstances requiring the extension and the date by which the Named Fiduciary for Administration expects to reach a decision on the requests. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period.

         14.2 If the Named Fiduciary for Administration denies a request in whole or in part, it shall provide the person making the request with written notice of the denial within ten (10) days from the date the Named Fiduciary for Administration determines that such request is denied. The notice shall set forth in language calculated to be understood by the persons making the request:

                 (a)      The specific reason for such denial;

                 (b) Specific reference to pertinent Plan provisions upon which the denial is based;

                 (c) A description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and

                 (d) An explanation of the Plan's review procedure with respect to the denial of benefits.

         14.3    (a)      A person whose request has been denied in whole or in
part may file a claim for review of the decision of the Named Fiduciary for Administration in writing with the Named Fiduciary for Administration within sixty (60) days of receipt of the notification of denial. The Named Fiduciary for Administration, for good cause shown, may extend the period during which the claim may be filed. The claimant shall be permitted to submit issues and comments regarding the claim to the Named Fiduciary for Administration in writing.

                 (b) The Named Fiduciary for Administration shall appoint an independent committee (the "Review Committee") composed of not fewer than three (3) individuals who did not participate in the original denial of the applicant's request for review and the Review Committee shall render its decision within sixty (60) days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences. The vote of a majority of the Review Committee shall be required for any action or decision taken by the Review Committee.

                 (c) The Review Committee shall decide whether a hearing shall be held on the claim and, if a hearing is to be held, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall not be scheduled earlier than fourteen (14) days from the date of the notice of hearing. The claimant and/or his or her duly authorized representative may appear at any such hearing.

                 (d) The decision of the Review Committee on review shall be furnished to the claimant in writing within the time specified in this
Article 14.3. If the decision on review denies the claim in whole or in part, it shall specify the reasons for the decision in a manner calculated to be understood by the claimant, and shall include references to the specific Plan provisions on which the decision is based. The Review Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.

                 (e) If the decision on review is not furnished by the Review Committee within the time specified in this Article 14.3, the claim shall be deemed denied on review.

                                   ARTICLE 15

                                 MISCELLANEOUS

         15.1 The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee in its employ at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his or her employment at any time. All benefits payable under the Plan shall be paid as provided for solely from the Trust and the Employer may not assume any liability or responsibility therefor.

         15.2    (a)      In no event shall this Plan be merged or consolidated
with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation, or transfer.

                 (b) If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer shall be transferred to a corporation, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

         15.3 The Plan shall neither accept assets from an individual who is or is eligible to become a Participant of the Plan nor allow the transfer of such assets to the Plan which qualify as a Rollover Contribution within the meaning of section 402(a)(5), section 403(a)(4), section 403(b)(8) or section 408(d)(3) of the Code.

                                   ARTICLE 16

                           ALTERNATE VESTING SCHEDULE

         16.1    (a)      Alternate Vesting Schedule.  Notwithstanding the
provisions of Article 6, the Alternate Vesting Schedule set forth in Article 16.1(b), below, shall be applied to determine a Participant's vested interest in the circumstances described in subparagraphs (i) and (ii) below:

                          (i)     Alternate Vesting Schedule For Competition.
Any Quota or Professional Employee who, at any time during the Deferral Period competes with the Employer shall be subject to the Alternate Vesting Schedule. A Quota or Professional Employee will be considered to have competed if he or she works for a firm engaged, on a contingency, retainer or search basis, in the placement of accounting, financial, engineering or computer personnel in the United States or Canada as a partner, sole proprietor, shareholder, officer, director, employee or agent, or if he or she engages in any other placement activity or temporary activity in competition with the Employer. The determination as to whether a particular Quota or Professional Employee has competed with the Employer in a particular case shall be made consistently with the Administrative Committee Guidelines For Determining Competition that are attached to the Plan as Appendix "A", which guidelines shall constitute part of the Plan.

                          (ii)    Alternate Vesting Schedule for Embezzlement
or Misappropriation. Any Employee who embezzles or misappropriates funds or trade secrets of the Employer (collectively, such acts being hereinafter referred to as "Misappropriation"), shall be subject to the Alternate Vesting Schedule.

                 (b) Alternate Vesting Schedule. The accounts of each Participant subject to this Alternate Vesting Schedule shall vest in accordance with one of the following schedules, as appropriate:

                          (i)     If the Participant has not performed at least
one Hour of Service on or after January 1, 1989:

            Years of Service
          For Vesting Purposes            Percentage Vested
          --------------------            -----------------
                 Less than 10                      0
                 10 or more                        100%

                          (ii)    If the Participant has performed at least one
Hour of Service on or after January 1, 1989:

          Years of Service
          For Vesting Purposes            Percentage Vested
          --------------------            -----------------
                 Less than 5                       0
                 5 or more                         100%

                 (c)      Exceptions.

                          (i)     Notwithstanding Articles 16.1(a) and 16.1(b),
the account(s) of any Participant who terminates employment on or after such Participant attains his or her Normal Retirement Date or who terminates employment as a result of death or Total Disability, shall not be subject to the Alternate Vesting Schedule set forth in Article 16.1(b) but shall be 100% vested.

                          (ii)    Notwithstanding the provisions of Articles
16.1(a) and 16.1(b), the amount of a Participant's vested interest in his or her accounts determined as of July 15, 1984 shall not be subject to the Alternate Vesting Schedule.

         16.2 Any forfeiture which may occur under Article 16.1(a)(i) shall be deemed to occur on the last day of the Fiscal Year in which the Deferral Period ends or the date a final determination has been made regarding whether competition has occurred, whichever is later.

         16.3 Any forfeiture which may occur under Article 16.1(a)(ii) shall be deemed to occur on the last day of the Fiscal Year in which a final determination is made as to whether Misappropriation has occurred.

         16.4 Any amounts forfeited pursuant to Article 16.1 shall be allocated among the accounts of the Active Participants who are entitled to share therein under Article 5.2 in accordance with the provisions of Article 5.

                                   ARTICLE 17

                              TOP HEAVY PROVISIONS

         17.1 In any Fiscal Year in which the Plan becomes Top Heavy (defined below) the provisions of this Article 17 shall supersede any conflicting provisions of the Plan to the contrary.

         17.2    (a)      "Key Employee" shall mean:

                          (i)     An Employer who, at any time during the
Fiscal Year or any of the four preceding Fiscal Years, is:

                                  (A)      An officer of any Employer having an
annual compensation greater than 150% of the Maximum Dollar Amount as set forth in Article 5.3 for any such Fiscal Year;

                                  (B)      1 of 10 Employees of any Employer
having annual compensation from all Employers of more than the Maximum Dollar Amount then in effect, and owning (or considered as owning with the meaning of section 318 of the

Code) both more than a 1/2% interest in value and the largest percentage interest in such Employer;

                                  (C)      A 5% owner of any Employer; or

                                  (D)      A 1% owner of any Employer, having
an annual compensation from all Employers of more than $150,000.

                          (ii)    For purposes of this definition, not more
than 50 Employees (or, if lesser, the greater of 3 or 10% of the Employees) shall be treated as officers. For purposes of subparagraph (i)(B) above, if two employees of any Employer have the same interest in such Employer, the Employee having the greater annual compensation from such Employer shall be treated as having a larger interest.

                          (iii)   For purposes of this paragraph:

                                  (A)      5% owner shall mean any person who
owns (or who is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Employer or stock possessing more than 5% of the total combined voting power of all stock of such Employer; and

                                  (B)      A 1% owner is any person who would
be described in subparagraph (i)(A) above, if "1%" were substituted for "5%" each place it appears therein.

                          (iv)    For purposes of subparagraph (i)(B) and
subparagraph (iii), the rules of section 318 of the Code shall be modified as set forth in section 416(i)(1)(B)(iii) of the Code.

                       (v) A Key Employee shall also include the Beneficiary of a Key Employee.

                               (A)      "Non-Key Employee" shall mean any
Employee who is not a Key Employee.

         17.3 In any Fiscal Year in which this Plan is a Top Heavy Plan, for purposes of determining contributions or allocations under the Plan, Compensation shall not exceed the dollar limit established under section 401(a)(17) of the Code (or such higher amount as may be permitted under Treasury Regulations promulgated thereunder).

         17.4 The Plan will be considered Top Heavy for the Fiscal Year if as of the last day of the preceding Fiscal Year (a) the value of the sum of accounts of Participants who are Key Employees (as defined in Article 17.2(a)) exceeds 60% of the value of the sum of the accounts of all Participants (the "60% Test") or (b) the Plan is part of a required aggregation group (within the meaning of section 416(g) of the Code) and the required aggregation group is Top Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Fiscal Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of section 416(g) of the Code) which is not Top Heavy.

         17.5    In any Fiscal Year in which the Plan is Top Heavy:

                 (a) In addition to the contribution described in Article 3, the Employer shall contribute an amount equal to the lesser of: (i) the percentage contribution for such year or (ii) 3% of the Compensation of all Participants who are Non-Key Employees and who have not separated from service prior to the last day of the Fiscal Year but who have not completed at least 500 Hours of Service during such Fiscal Year.

                 (b) Amounts contributed by the Employer for such Fiscal Year and the allocable forfeitures described in Articles 6, 16 and 17, shall be allocated as of the last day of the Fiscal Year to the accounts of Participants who qualify to share in the allocation for the year under the provisions of Articles 17.5(b)(ii) and 5.2 in accordance with the provisions of this Article 17.5(b) and Article 17.5(c) as follows:

                          (i)     An amount equal to the lesser of:

                                  (A)      The contribution for such year, or

                                  (B)      3% of the Compensation of the
Participants described in Article 17.5(b)(ii) shall be allocated to the accounts of all such Participants qualified to share in the allocation pursuant to Article 17.5(b)(ii) in the proportion that each such Participant's Compensation bears to the Compensation of all such Participants during the Fiscal Year.

                          (ii)    Participants qualified to share in the
allocation for the year pursuant to this Article 17.5(b)(ii) shall be all Participants who qualify to share in the allocation for the year pursuant to
Article 5.2, and all Participants who are Non-Key Employees and who have not separated from service prior to the last day of the Fiscal Year but who have not completed at least 500 Hours of Service during such Fiscal Year.

                 (c) The balance of the Employer's contributions and allocable forfeitures for the Fiscal Year remaining after the allocation required by Article 17.5(b), shall be allocated among the accounts of Participants who qualify to share in the allocation for the year pursuant to Article 5.2 in the proportion that each such Participant's Compensation bears to the total Compensation of all such Participants for the Fiscal Year.

         17.6 Notwithstanding the provisions of Articles 6 and 16, if a Participant's termination of employment occurs while the Plan is a Top Heavy Plan, such Participant's vested percentage in his or her accounts shall not be less than the following Top Heavy Vesting Schedule:

          Years of Service
          For Vesting Purposes     Percentage Vested
          --------------------     -----------------
             less than 2                     0%
                 2                          20%
                 3                          40%
                 4                          60%
                 5                          80%
                 6                         100%

                 (b) If the Plan becomes a Top Heavy Plan and Article 17.6(a) therefore supersedes the regular vesting schedule and the Alternate Vesting Schedule set forth in Articles 6 and 16, and the Plan subsequently ceases to be Top Heavy, the Top Heavy Vesting Schedule set forth in Article 17.6(a) shall continue to supersede Articles 6 and 16 with respect to any Participant who had at least five (5) Years of Service for Vesting Purposes as of the last day of the Fiscal Year in which the Plan was Top Heavy. For other Participants, Article 17.6(a) shall apply only to their account balances as of the last day of the Fiscal Year in which the Plan was last Top Heavy and Articles 6 and 16 shall apply to the remainder of their account balances.

         17.7 Notwithstanding Article 6.4(a), if a Participant is re-employed before such Participant has five (5) consecutive One Year Breaks in Service, no portion of a distribution to such Participant attributable to the Employer's contribution (the "Minimum Contribution") under Article 17.5(a) shall be subject to repayment as set forth in Article 6.4(a), and the forfeited portion of such Participant's accounts attributable to the Minimum Contribution shall be restored out of available Employer contributions, forfeitures or earnings on Plan assets, in that order. In the year in which such Participant is re-employed:

                 (a) In the event a Participant did not receive any such distribution, the restored forfeiture shall be credited to the Participant's account(s) as of his re-employment date.

                 (b) In the event that Participant did receive such a distribution, the restored forfeiture shall be maintained as a separate account. The vested amount of the separate account to which such Participant would be entitled shall be determined by applying the following formula:

                      Vested amount = P(AB + (RxD)) -(RxD)

         For purposes of applying the formula, P is the vested percentage in accordance with Article 6 at the time of such distribution; AB is the portion of the account balance attributable to the Minimum Contribution at the time of such distribution; D is the amount of such distribution previously made; and R is the ratio of the portion of the account balance attributable to the Minimum Contribution at the time of the distribution to the portion of the account balance attributable to the Minimum Contribution immediately following the prior such distribution.

                 (c) If the Plan is terminated, all rights to such forfeiture restoration shall lapse as to persons who have not resumed employment before Plan termination.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized offices on the ____ day of _____________, 1994.

                                              EMPLOYER:

                                              SOURCE SERVICES CORPORATION
                                              A Delaware corporation


                                              By:


                                              By: